UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014 (March 10, 2014)

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation)	001-35587 (Commission File Number)	27-2249687 (I.R.S. Employer Identification No.)

1000 Winter Street Suite 3300 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (339) 970-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 10, 2014, TESARO, Inc. and its wholly-owned subsidiary TESARO Development, Ltd. (collectively, “TESARO”) entered into a Collaboration and Exclusive License Agreement (the “Agreement”) with AnaptysBio, Inc. (“AnaptysBio”), a privately-held therapeutic antibody company located in San Diego, California.  Under the terms of the Agreement, TESARO has obtained an exclusive, royalty-bearing, sublicenseable worldwide license to research, develop, manufacture, market and sell products based on AnaptysBio’s proprietary technology for the discovery, generation and optimization of antibodies targeting certain immune checkpoint proteins.  Specifically, TESARO received exclusive rights to monospecific antibody product candidates targeting TIM-3, LAG-3 and PD-1 and dual-reactive antibody product candidates targeting PD-1/TIM-3 and PD-1/LAG-3.  AnaptysBio will be responsible for performing initial discovery and certain pre-clinical development activities for therapeutic antibodies selected through the collaboration.  TESARO is solely responsible for clinical, regulatory and other activities necessary to develop and commercialize antibodies selected under each of three development programs, and will share responsibility for pre-clinical activities with AnaptysBio.

Under the terms of the Agreement, TESARO is obligated to make an up-front, non-creditable and non-refundable cash payment of $17.0 million to AnaptysBio.  TESARO is also required to reimburse AnaptysBio, on a quarterly basis for up to two years from the effective date of the Agreement, for specified costs incurred by AnaptysBio for its discovery pre-clinical development activities covered by the Agreement.  For each of the three development programs, TESARO will also be required to make milestone payments to AnaptysBio of up to $18.0 million if certain research and development milestones are achieved, and up to an additional $90.0 million of milestones if certain U.S. and non-U.S. regulatory submissions and approvals occur in initial and subsequent indications.  TESARO will also be required to pay AnaptysBio tiered single-digit royalties, on a product-by-product basis, based on the amount of worldwide annual net sales achieved, and additional commercial milestone payments if specified levels of annual net sales of a product are attained.

The Agreement expires on the earliest date after which no further payments are due to AnaptysBio, unless earlier terminated.  Either party may terminate the Agreement in the event of an uncured material breach by the other party.  TESARO may terminate the Agreement in its entirety or terminate a program, at any time, upon 90 days prior written notice to AnaptysBio, subject to a wind-down period during which TESARO’s obligation to reimburse AnaptysBio for specified costs would continue.

Section 7 — Regulation FD

Item 7.01                                           Regulation FD Disclosure.

On March 13, 2014, TESARO issued a press release announcing the Agreement.  A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.  TESARO has scheduled a conference call and webcast for 8:30 a.m. Eastern time on March 13, 2014 to discuss the Agreement.  Slides for that call and webcast are attached to this report as Exhibit 99.2 and are incorporated herein by reference.  Exhibit 99.1 and Exhibit 99.2 are being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section.  Furthermore, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	TESARO, Inc. press release dated March 13, 2014 announcing Collaboration and Exclusive License Agreement (the “Agreement”) with AnaptysBio, Inc.

99.2	TESARO, Inc. slides for March 13, 2014 conference call and webcast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

	By:	/s/ Edward C. English
Edward C. English
Vice President of Finance and Administration

Dated: March 13, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	TESARO, Inc. press release dated March 13, 2014 announcing Collaboration and Exclusive License Agreement (the “Agreement”) with AnaptysBio, Inc.

99.2	TESARO, Inc. slides for March 13, 2014 conference call and webcast.